================================================================================

                                  SCHEDULE 14A
                                 (RULE 14a101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            OAK HILL FINANCIAL, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                            OAK HILL FINANCIAL, INC.
                              14621 State Route 93
                               Jackson, Ohio 45640

                            NOTICE OF ANNUAL MEETING
                                       OF
                                  SHAREHOLDERS
                            TO BE HELD APRIL 25, 2000

                                                                   Jackson, Ohio
                                                                  March 31, 2000

To the Shareholders:

         The Annual Meeting of Shareholders of Oak Hill Financial, Inc. (the "Corporation") will be held at the Ohio State University Extension South District Office, 17 Standpipe Road, Jackson, Ohio 45640, on April 25, 2000, at 1:00 p.m., local time, for the following purposes:

         1. To elect the following four Directors for terms expiring in 2002 (Class II), as successors to the class of Directors whose terms expire in 2001: Barry M. Dorsey, Ed.D., Rick A. McNelly, Donald R. Seigneur, and H. Grant Stephenson.

         2. To consider and act upon a proposed amendment to the Corporation's 1995 Stock Option Plan to increase the number of shares of the Corporation's Common Stock issuable upon exercise of stock options under the Corporation's 1995 Stock Option Plan from 800,000 to 1,200,000 shares.

         3. To ratify the appointment of Grant Thornton LLP, independent auditors, as auditors for the Corporation for the fiscal year 2000.

         4. To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

         On March 14, 2000, there were 5,337,101 common shares outstanding. Each shareholder is entitled to one vote for each common share held regarding each matter properly brought before the meeting. Holders of record of the Corporation at the close of business on March 14, 2000, are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.


                                         By Order of the Board of Directors,

                                         /s/ H. Tim Bichsel

                                         H. Tim Bichsel
                                         Secretary and Treasurer

EVERY SHAREHOLDER'S VOTE IS IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND RETURN PROMPTLY THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED. A STAMPED, ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                            OAK HILL FINANCIAL, INC.
                              14621 State Route 93
                               Jackson, Ohio 45640

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                  INTRODUCTION

         On behalf of the Board of Directors of Oak Hill Financial, Inc. (the "Corporation"), a proxy is solicited from you to be used at the Corporation's Annual Meeting of Shareholders ("Annual Meeting") to be held April 25, 2000, at 1:00 p.m., local time, at the Ohio State University Extension South District Office, 17 Standpipe Road, Jackson, Ohio 45640. This Proxy Statement is being mailed on or about March 31, 2000.

         Proxies in the form enclosed herewith are being solicited on behalf of the Corporation's Board of Directors. Proxies which are properly executed and returned will be voted at the Annual Meeting as directed; proxies properly executed and returned which indicate no direction will be voted in favor of the proposals set forth in the notice attached hereto and more fully described in this Proxy Statement. Proxies indicating an abstention from voting on any matter will be tabulated as a vote withheld on such matter and will be included in computing the number of shares present for purposes of determining the presence of a quorum for the Annual Meeting. If a broker indicates on the form of proxy that it does not have discretionary authority as to certain common shares to vote on a particular matter, those common shares will be considered as present but not entitled to vote with respect to that matter. Any shareholder giving the enclosed proxy has the power to revoke the same prior to its exercise by filing with the Secretary of the Corporation a written revocation or duly executed proxy bearing a later date, or by giving notice of revocation in open meeting.

                                VOTING SECURITIES

         As of March 14, 2000, the record date fixed for the determination of shareholders entitled to vote at the Annual Meeting, there were 5,337,101 shares of the Corporation's common stock outstanding. Each such share is entitled to one vote on each matter properly coming before the Annual Meeting.

               OWNERSHIP OF COMMON STOCK BY PRINCIPAL SHAREHOLDERS

         As of February 25, 2000, persons known by the Corporation to own beneficially more than 5% of the outstanding common shares of the Corporation are set forth below.

                                    NO. OF SHARES OF COMMON
                                    -----------------------
         NAME(1)                    STOCK BENEFICIALLY OWNED(2)           PERCENTAGE OF CLASS(3)
         ----                       ------------------------              -------------------
         Evan E. Davis                      919,987(4)                             16.4%
         John D. Kidd                       527,046(4)(5)(6)                        9.4%
         D. Bruce Knox                      344,373(4)(5)                           6.1%

-----------------------------

(1) The address of Evan E. Davis, John D. Kidd, and D. Bruce Knox is c/o Oak Hill Financial, Inc., 14621 State Route 93, Jackson, Ohio 45640.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.

(3) "Percentage of class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Corporation on February 25, 2000, plus the number of shares such person has the right to acquire within 60 days of February 25, 2000.

(4) Includes 23,375 shares, which could be acquired by Messrs. Davis and Kidd, respectively, and 34,375 shares, which could be acquired by Mr. Knox under stock options exercisable within 60 days of February 25, 2000. Includes 258,862 shares held by a Trust as to which Mr. Knox is a Trustee and partial beneficiary.

(5) Includes shares acquired pursuant to Oak Hill Financial's 401(k) Plan for which investment power is exercised.

(6) Includes shares held by Mr. Kidd as Trustee of Oak Hill Financial's 401(k) Plan for which Mr. Kidd, as Trustee, exercises voting power.


                     OWNERSHIP OF COMMON STOCK BY MANAGEMENT

         As of February 25, 2000, the directors of the Corporation, the executive officers of the Corporation named in the Summary Compensation Table, and all executive officers and directors of the Corporation as a group, beneficially owned common shares of the Corporation as set forth below.

                                                       Amount and Nature of
                                                       Beneficial Ownership            Percentage
        Name                                            of Common Stock(1)             of Class(2)
        ----                                           --------------------            -----------
Evan E. Davis, Chairman and Director                          919,987(3)                  16.4%

John D. Kidd, President, Chief Executive Officer and
Director                                                      527,046(3)(5)(6)             9.4%

Richard P. LeGrand, Executive Vice President and
Director                                                       52,908(3)(5)                 *

H. Tim Bichsel, Secretary/Treasurer and Chief
Operations Officer                                             40,501(3)(5)                 *

D. Bruce Knox, Chief Information Officer and Director         344,373(3)(4)(5)             6.1%

David G. Ratz, Chief Administrative Officer                    35,226(3)(5)                 *

Ronald J. Copher, Chief Financial Officer                       9,750(3)                    *

Ralph E. Coffman, Jr., Vice President                          30,781(3)(5)                 *

Barry M. Dorsey, Ed.D., Director                               19,450(3)                    *

C. Clayton Johnson, Director                                    9,750(3)                    *

Rick A. McNelly, Director                                      26,784(3)                    *

Donald R. Seigneur, Director                                   17,250(3)                    *

H. Grant Stephenson, Director                                  15,625(3)                    *

All directors and executive officers
  as a group (13 persons)                                   2,049,431(7)                  36.6%

(1) For purposes of the above table, a person is considered to "beneficially own" any shares with respect to which he exercises sole or shared voting or investment power or as to which he has the right to acquire the beneficial ownership within 60 days of February 25,

         2000. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of his household.

(2) "Percentage of class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Corporation on February 25, 2000 plus the number of shares such person has the right to acquire within 60 days of February 25, 2000. An "*" indicates less than one percent (1%).

(3) Includes 23,375 shares, which could be acquired by Messrs. Davis and Kidd, respectively, 34,375 shares which could be acquired by Mr. Knox, 31,750 shares which could be acquired by Mr. Ratz, 34,625 shares which could be acquired by Mr. LeGrand, 26,000 shares which could be acquired by Mr. Bichsel, 30,250 shares which could be acquired by Mr. Coffman, 7,750 shares which could be acquired by Mr. Copher, 9,750 shares which could be acquired by Mr. Johnson, and 12,250 shares which could be acquired by Messrs. Dorsey, McNelly, Seigneur and Stephenson, respectively, under stock options exercisable within 60 days of February 25, 2000.

(4) Also includes 258,862 shares held by a Trust as to which Mr. Knox is a Trustee and partial beneficiary.

(5) Includes shares acquired pursuant to Oak Hill Financial's 401(k) Plan for which investment power is exercised.

(6) Includes shares held by Mr. Kidd as Trustee of Oak Hill Financial's 401(k) Plan for which Mr. Kidd, as Trustee, exercises voting power.

(7) Includes 270,250 shares, which may be purchased under stock options exercisable within 60 days of February 25, 2000.


                              ELECTION OF DIRECTORS

         The Board of Directors has nominated four persons for a two-year term (Class II). The terms of the remaining directors in Class I will continue as indicated below. The accompanying proxy will be voted for the election of those four persons named under Class II in the following table unless otherwise directed. In the event that any of the nominees for director shall become unavailable (which management does not expect), the proxies may be voted for a substitute nominee at the discretion of those named as proxies. The election of each nominee requires the favorable vote of a plurality of all votes cast by the holders of the Corporation's common stock.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR CLASS II DIRECTOR.

                                    Position with Corporation and/or Principal Occupation or
       Name and Age                            Employment For the Last Five Years                  Director Since
                                               ----------------------------------                  --------------
NOMINEES  - TERMS
EXPIRE IN 2002 (CLASS II):

Barry M. Dorsey, Ed.D, 57         President of the University of Rio Grande and Rio Grande              1995
                                  Community College since July 1991. Mr. Dorsey served as
                                  Associate Director from July 1980 to July 1990 and as Deputy
                                  Director from July 1990 to June 1991 of the State Council for
                                  Higher Education for Virginia.

Rick A. McNelly, 43               Chief Executive Officer of McNelly, Patrick and Associates,           1995
                                  an insurance and employee benefits agency, since 1981.

Donald R. Seigneur, 48            Partner in the public accounting firm of Whited, Seigneur,            1995
                                  Sams & Rahe, Certified Public Accountants, Chillicothe, Ohio,
                                  since 1979.

H. Grant Stephenson, 50           Partner in the law firm of Porter, Wright, Morris & Arthur,           1995
                                  Columbus, Ohio, since 1986.

CONTINUING DIRECTORS - TERMS
EXPIRE IN 2001 (CLASS I):

Evan E. Davis, 66                 Chairman of the Corporation since its formation in 1981. He           1981
                                  served as President of the Corporation from 1981 to June
                                  1995. Mr. Davis' family founded Oak Hill Banks ("Oak Hill")
                                  in 1902, and Mr. Davis has served as Director of the Bank
                                  since 1957 and a Director of the Corporation since 1981.

C. Clayton Johnson, 55            Partner in the law firm of C. Clayton Johnson Co., L.P.A.,            1997
                                  Portsmouth, Ohio. He has served as a Director of the
                                  Corporation since March 1997.

John D. Kidd, 60                  President of the Corporation since June 1995, Executive Vice          1981
                                  President from 1981 to June 1995, and Chief Executive
                                  Officer since 1981. He has served as President of Oak Hill from October 1991 to September 1997, and as Chairman since
                                  October 1997. He has served as Chief Executive Officer and
                                  Executive Vice President since joining Oak Hill in 1970. He served as Director of Oak Hill since 1970 and Director of
                                  the Corporation since 1981.

D. Bruce Knox, 39                 Chief Information Officer of the Corporation since January            1997
                                  2000. Executive Vice President of Oak Hill since July 1,
                                  1998, and Senior Vice President of Oak Hill since October 2,
                                  1997. He served as President and a director of Unity Savings
                                  Bank ("Unity") from January 1, 1996 until the merger on
                                  October 1, 1997. He served as Executive Vice President and
                                  Director of Unity and its successors from January 1, 1989
                                  until December 31, 1995.

Richard P. LeGrand, 59            Executive Vice President of the Corporation since October             1987
                                  1991 and Vice President from 1985 to October 1991. He has
                                  served as Director of the Corporation since January 1987 and as Director of Oak Hill since July 1993. Mr. LeGrand served as Senior Vice President of Oak Hill from February 1986 to
                                  October 1991, as Executive Vice President from October 1991 to September 1997, and Chief Executive Officer since October
                                  1997.

                       MEETINGS OF THE BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

         During the last fiscal year, the Board of Directors held four regularly scheduled meetings. All of the incumbent directors and each nominee standing for re-election attended more than 75% of the regularly scheduled meetings during the last fiscal year.

         Each director received $500 per meeting attended as a director of the Corporation. No compensation is paid for meetings of committees. Each non-employee director of the Corporation received a stock option to purchase 3,000 shares on December 14, 1999. The exercise price for each option granted is 100% of the fair market value on the date of grant.

         The Board of Directors has a standing Audit Committee, and a standing Stock Option and Compensation Committee.

         The Audit Committee makes recommendations to the Board of Directors concerning the selection and engagement of the Corporation's independent auditors and reviews with them the scope and status of the audit, the fees for services performed by the firm, and the results of the completed audit. The Audit Committee also reviews and discusses with the internal audit department, management and the Board of Directors, such matters as accounting policies, internal controls and procedures for preparation of financial statements. The members of the Audit Committee are Messrs. Seigneur, Dorsey and Johnson. The Audit Committee held four meetings during the last fiscal year.

         The Stock Option and Compensation Committee (the "Committee") makes recommendations to the Board of Directors with respect to the compensation of the executive officers of the Corporation and with respect to the grant of stock options. The members of the Committee are Messrs. Dorsey, McNelly, and Stephenson. The Committee held three meetings during the last fiscal year, and all members attended.


                               EXECUTIVE OFFICERS

         The officers of the Corporation are elected annually by the Board of Directors and serve at the pleasure of the Board. In addition to Evan E. Davis, Chairman of the Board; John D. Kidd, President and Chief Executive Officer; Richard P. LeGrand, Executive Vice President; D. Bruce Knox, Chief Information Officer, the following persons are officers of the Corporation:

         H. Tim Bichsel, age 59, has served as Chief Operations Officer of the Corporation since January 2000 and Secretary and Treasurer of the Corporation since February 1995. He served as Vice President of the Corporation from February 1994 to February 1995. Mr. Bichsel has served as Secretary of Oak Hill since February 1996. He served as Executive Vice President of Oak Hill from February 1996 to February 2000. From April 1993 to February 1996 he served as Senior Vice President and Secretary. From February 1992 to April 1993, he served as a computer software specialist for Peerless Systems, Inc., a banking computer software company. Before 1992, Mr. Bichsel was employed in a variety of positions, including Senior Vice President and Secretary with Fifth Third Bank of Southern Ohio, formerly known as First Security Bank of Hillsboro, Ohio, from 1973 to November 1991.

         David G. Ratz, age 42, has served as Chief Administrative Officer of the Corporation since January 2000. He served as Vice President of the Corporation from October 1995 to December 1999. He served as Senior Vice President of Oak Hill from October 1995 to February 1996, and as Executive Vice President from July 1998 to February 2000. From December 1986 to September 1995, he served as a marketing and human relations consultant to community banking organizations as a Vice President of Young & Associates, Kent, Ohio.

         Ronald J. Copher, age 42, has served as Chief Financial Officer of the Corporation since July 1999. He served as Executive Vice President of Oak Hill since July 1999. From January 1985 to June 1999, he served in a variety of positions in the financial services practice of Grant Thornton LLP. He most recently served as Partner and Practice Leader of the Financial Services Industry Group of Southern California.

         Ralph E. Coffman, Jr., age 48, has served as Vice President of the Corporation since June 1999. He has served as President and Chief Executive Officer and Director of Towne Bank ("Towne") since October 1999. Mr. Coffman served as Executive Vice President of Oak Hill from July 1998 to September 1999. From June 1997 to June 1998, he served as Senior Vice President of Oak Hill, and from September 1996 to May 1997, he served as Area President for Oak Hill. From September 1995 to August 1996, he served as owner and president of 3C's Snax, Inc. of New Lexington, Ohio. Before 1995, Mr. Coffman was employed in a variety of positions, including Chief Executive Officer of American Community Bank of Lima, Ohio, from November 1992 to February 1994.


                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth the compensation paid during the last three completed fiscal years by the Corporation and its subsidiaries to the Chief Executive Officer, and the four other executive officers of the Corporation whose total salary and bonus annually exceed $100,000 for services in all capacities for the Corporation:

                                                 SUMMARY COMPENSATION TABLE
                                                 --------------------------

                                                                                                 Long Term
                                                                                                Compensa-
                                                       Annual Compensation                      tion Award
                                     ------------------------------------------------------    ------------
                                                                                                   (g)
                                                                                  (e)           Securities         (i)
             (a)                     (b)           (c)             (d)       Other Annual      Underlying      All Other
 Name and Principal Position         Year         Salary          Bonus     Compensation(1)      Options(2)  Compensation(3)
 ---------------------------         ----         ------          -----     ---------------    ------------  ---------------
JOHN D. KIDD                         1999        $176,307           --          $3,400             7,000         $ 4,800
President and Chief Executive        1998        $164,856           --          $6,100             7,000         $19,631
Officer                              1997        $160,202           --          $6,400             7,500         $16,252

EVAN E. DAVIS                        1999        $ 57,394           --          $3,400             7,000            --
Chairman of the Board                1998        $ 52,000           --          $6,400             7,000         $ 2,084
                                     1997        $127,445           --          $6,400             7,500         $ 5,378

RICHARD P. LEGRAND                   1999        $161,976        $16,500        $3,400             7,000         $ 4,800
Executive Vice President             1998        $143,710        $22,000        $6,400             7,000         $19,631
                                     1997        $114,179        $21,000        $6,400             7,000         $13,816

D. BRUCE KNOX                        1999        $109,800        $ 7,500        $3,400             3,125         $ 3,519
Chief Information Officer            1998        $101,830        $10,000        $6,400             6,250         $12,655
                                     1997            --             --            --                --              --

H. TIM BICHSEL                       1999        $ 89,304        $11,250        $2,400             5,500         $ 2,779
Secretary and Treasurer and          1998        $ 83,496        $15,000          --               4,500         $10,745
Chief Operations Officer             1997        $ 79,512        $15,000          --               6,250         $ 9,409

RALPH E. COFFMAN, JR                 1999        $112,204        $15,000          --               6,000         $ 3,021
Vice President                       1998        $ 81,936        $15,000          --               5,500         $ 9,697
                                     1997        $ 66,000        $12,000          --               9,375            --

(1) Includes amounts paid as director fees for 1997, 1998 and the first six months of 1999. Beginning in July 1999, directors' fees were included in salary for all directors who were also employees of the Corporation.

(2)      All shares are subject to an option granted under the 1995 Stock Option
         Plan.

(3) Includes matching and profit sharing contributions for the Corporation's 401(k) plan for the fiscal years shown.

The following table shows all individual grants of stock options to the named executive officers of the Corporation during the fiscal year ended December 31, 1999.

                                           OPTIONS/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                                                               POTENTIAL REALIZABLE VALUE
                                                                                                 AT ASSUMED ANNUAL RATES
                                                                                               OF STOCK PRICE APPRECIATION
                                                    INDIVIDUAL GRANTS                               FOR OPTION TERM(2)
                                   ---------------------------------------------------      ----------------------------------
                                                 % OF TOTAL
                                                   OPTIONS
                                                   GRANTED
                                   NUMBER OF         TO
                                   SECURITIES     EMPLOYEES    EXERCISE
                                   UNDERLYING     IN FISCAL      PRICE      EXPIRATION
             NAME                   OPTIONS          YEAR      ($/SHARE)       DATE         0%($)       5%($)          10%($)
------------------------------------------------------------------------------------------------------------------------------
EVAN E. DAVIS
Chairman of the Board                7,000           4.05%     $16.4375      12/14/09        $0        $72,362        $183,380
------------------------------------------------------------------------------------------------------------------------------
JOHN D. KIDD
President and Chief Executive
Officer                              7,000           4.05%     $16.4375      12/14/09        $0        $72,362        $183,380
------------------------------------------------------------------------------------------------------------------------------
RICHARD P. LEGRAND
Executive Vice President             7,000           4.05%     $16.4375      12/14/09        $0        $72,362        $183,380
------------------------------------------------------------------------------------------------------------------------------
D. BRUCE KNOX
Chief Information Officer            3,125           1.81%     $17.6250       10/1/09        $0        $34,638        $ 87,780
------------------------------------------------------------------------------------------------------------------------------
H. TIM BICHSEL
Secretary and Treasurer and
Chief Operations Officer             5,500           3.18%     $16.4375      12/14/09        $0        $56,856        $144,084
------------------------------------------------------------------------------------------------------------------------------
RALPH E. COFFMAN, JR
Vice President                       6,000           3.47%     $16.4375      12/14/09        $0        $62,025        $157,183

------------------------------------
(1) All options are granted at 100% of fair market value on the date of grant. The options are exercisable immediately and expire on the date specified in the option which, in no event, is later than 10 years after the date of grant; provided, that the optionee remained in the employment of the Corporation or its affiliates. The option exercise period may be shortened upon an optionee's disability, retirement or death.

(2) The amounts under the columns labeled "5%($)" and "10%($)" are included by the Corporation pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of the Corporation's Common Stock. Such amounts are based on the assumption that the option holders hold the options granted for their full term. The actual value of the options will vary in accordance with the market price of the Corporation's Common Stock. The column headed "0%($)" is included to illustrate that the options were granted at fair market value and option holders will not recognize any gain without an increase in the stock price, which increase benefits all shareholders commensurately.

The following table shows aggregate option exercises in the last fiscal year and year-end values.

                                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                           FISCAL YEAR-END OPTION/SAR VALUES

             (a)                      (b)           (c)                   (d)                           (e)
                                                                 NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                                                                OPTIONS AT FISCAL YEAR        IN-THE-MONEY OPTIONS AT
                                                                          END                  FISCAL YEAR END ($)(1)
                                                                ----------------------        -----------------------
                                    SHARES
                                   ACQUIRED        VALUE
            NAME                  ON EXERCISE    REALIZED($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
EVAN E. DAVIS
Chairman                               --            --          35,875          --          $73,563            --

JOHN D. KIDD
President and Chief Executive
Officer                              12,500       $73,563        23,375          --             --              --

RICHARD P. LEGRAND
Executive Vice President               --            --          34,625          --          $64,531            --

D. BRUCE KNOX
Chief Information Officer              --            --          34,375          --             --              --

H. TIM BICHSEL
Secretary and Treasurer and
Chief Operations Officer               --            --          26,250          --          $55,500            --

RALPH E. COFFMAN, JR.
Vice President                         --            --          30,250          --          $50,859            --
-----------------------------------------------------------------------------------------------------------------------

(1) Represents total gain which would have been realized if all in the money options held at fiscal year-end had been exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and per share fair market value at year-end. The fair market value as determined by the closing price of the Corporation's common stock on December 31, 1999, was $14.625. An option is in the money if the fair market value of the underlying shares exceeds the exercise price of the option.


              REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

PHILOSOPHY AND COMPOSITION OF COMMITTEE

         The Corporation's executive compensation program is designed to enable the Corporation to attract, motivate and retain top quality executive officers by providing a fully competitive and comprehensive compensation package. It provides for competitive base salaries that reflect individual performance as well as variable incentive awards in cash for the achievement of financial performance goals established by the Compensation Committee and approved by the Board of Directors. In addition, long-term stock-based incentive awards are granted to strengthen the mutuality of interest between the executive officers and the Corporation's shareholders and to motivate and reward the achievement of important long-term performance objectives of the Corporation.

         The Corporation's executive compensation program is administered by the Stock Option and Compensation Committee (the "Committee") of the Board of Directors, composed entirely of independent, non-employee directors of the
Corporation: Barry M. Dorsey, Rick A. McNelly, and H. Grant Stephenson.

         The Committee has the authority and responsibility to determine and administer the Corporation's officer compensation policies and to establish the salaries of executive officers, the formula for bonus awards to executive officers, and the grant of stock options to executive officers and other key employees under the Corporation's 1995 Stock Option Plan. In general, the philosophy of the Committee is to attract and retain qualified executives, reward current and past individual performance, provide short-term and long-term incentives for superior future performance, and relate total compensation to individual performance and performance of the Corporation. The preferred compensation policy of the Committee is to set base pay at the lower end of the comparable market ranges, establish performance-based annual cash bonus opportunities, and grant significant option positions to key employees to provide greater long-term incentives.

EXECUTIVE COMPENSATION PROGRAM

         The Committee is responsible for the establishment of the base salary, as well as the award level for the annual bonus compensation program, both subject to approval by the Board of Directors. The Committee is also responsible for the award level and administration of the stock option programs for executive officers, as well as for recommendations regarding other executive benefits and plans, both of which also are subject to approval by the Board of Directors. In completing its assignments, the Committee takes into account the views of the Management of the Corporation.

         The Committee has reviewed the executive compensation program being utilized and compared it with similar programs of banking corporations that shared one or more common traits with the Corporation (such as market capitalization, asset size and geographic location). As an overall evaluation tool in determining levels of compensation for the Corporation's Chief Executive Officer and other executive officers, the Committee reviews the compensation policies of other banking companies, as well as published surveys of salaries in the financial industry. The Committee has not defined or established a specific comparison group of bank holding companies for determination of compensation. Those listed in the salary surveys which share one or more common traits with the Corporation, such as market capitalization, asset size, geographic location, similar lines of business and financial returns on assets and equity, are given more weight. The companies listed in the various salary surveys may not be included in the SNL $500M-$1B Bank Asset-Size Index (an index included in the Corporation's Performance Graph below). The Committee is unable to make any comparisons between the two.

COMPONENTS OF THE NAMED EXECUTIVE OFFICER COMPENSATION

         For 1999, the executive compensation program for the Executive Officers Named in this Proxy, Messrs. Kidd, Davis, LeGrand, Knox, Bichsel and Coffman ("the Named Executive Officers") consisted of four primary components: (i) a base salary; (ii) incentive compensation; (iii) executive benefits, such as insurance and retirement benefits; and (iv) benefits which are generally available to all employees. These components are discussed in detail below.

         BASE SALARY. The Named Executive Officers' base salaries and performance are reviewed annually. They are determined primarily by examining the individual officer's level of responsibility for his position, comparing that position to similar positions within the Corporation, and comparing the officer's salary with salaries detailed in the salary surveys for executives with similar experience and responsibilities outside of the Corporation.

         Significant weight also is given to the views of the Management of the Corporation regarding whether a Named Executive Officer has succeeded in the annual performance goals established by the Chief Executive Officer for each Executive Officer. The nature of these goals differs, depending upon each officer's job responsibilities. Goals are both qualitative in nature--such as the development and retention of key personnel, the quality of products and services, and management effectiveness--and quantitative in nature, such as sales and revenue goals and cost containment.

         The Named Executive Officer's base salary is then established by the Committee, taking into account the items listed above as well as the Corporation's overall performance during the preceding year. The Committee does not place a specific value on any of the above-listed factors. The base salary is subject to approval by the Board of Directors.

         INCENTIVE COMPENSATION. Incentive compensation includes two programs: the award of cash bonuses and the award of stock options under the 1995 Stock Option Plan. The participants and awards under the Corporation's incentive plans are determined by the Committee, subject to approval by the Board of Directors.

         CASH INCENTIVE COMPENSATION. The Corporation's policy for cash incentive compensation is to reward the achievement of financial objectives established in advance by Management and the Board of Directors to the beginning of each year. The performance targets focus upon the net operating income (NOI) of the Corporation and, depending upon the duties of a Named Executive Officer, the NOI of a subsidiary. Targets also are set for individual performance goals. In making awards, the Committee has the discretion to consider these goals and other factors related to the individual performance of the Named Executive Officer in making an award to him or her.

         All incentive bonus awards are currently paid in cash. The bonuses paid or accrued in 1999 were based upon the Corporation's 1999 performance.

         STOCK OPTIONS. The purpose of the Corporation's 1995 Stock Option Plan is to provide long-term incentives to key employees and to motivate key employees to improve the performance of the Corporation and thereby increase the Corporation's Common Stock price.

         The number of shares of Common Stock subject to the options granted during Fiscal Year 1999 was determined based on a subjective evaluation of the past performance of the individual, the total compensation being paid to the individual, the individual's scope of responsibility, and the anticipated value of the individual's contribution to the Corporation's future performance. No specific weight was given to any of these factors. Options awarded to each executive officer during previous years were reviewed by Committee in determining the size of an option awarded for 1999.

         Each stock option awarded during 1999 had an exercise price equal to the fair market value of the underlying Common Stock of the Corporation on the date of the grant. Generally, stock options granted to new employees of the Corporation vest and become exercisable immediately and terminate ten years from the date of grant.

         The total number of option grants made in 1999 for all participants in the 1995 Stock Option Plan was for 172,875 shares of the Corporation's Common Stock, of which 35,625 shares, or 20.6% were awarded to the Named Executive Officers.

DETERMINATION OF THE CHIEF EXECUTIVE OFFICER'S COMPENSATION

         The compensation package entered into with Mr. Kidd is detailed in this Proxy Statement under the tables and descriptive paragraphs of the section entitled Executive Compensation.

         Mr. Kidd's base salary for 1999 was determined by the Committee through an assessment of several areas, including the financial results of the Corporation as compared with peer companies and his overall performance as a leader of the Corporation. In determining compensation, the financial results as compared with peer companies were given the most weight by the Committee; overall performance as a leader was given significant, but lesser, weight. In addition to these factors, the Committee also reviewed information to determine if there were any overall trends in the financial services industry regarding compensation of chief executive officers that would suggest further adjustments to the amounts to be paid to Mr. Kidd.

         Based on these factors, the Committee established Mr. Kidd's annual base salary for 1999 at $171,207, an approximate 3.9% increase from his 1998 base salary. Mr. Kidd also was granted options to purchase 7,000 shares of the Corporation's Common Stock at a per share price equal to 100% of the fair market value on the date of grant. All of the options granted were Non-Qualified Stock Options. The grant was made in accordance with the guidelines of the Committee and amounted to 4.1% of all options granted in 1999 to participants in the 1995 Stock Option Plan.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         The Committee has reviewed the qualifying compensation regulations issued by the Treasury Department under Code Section 162(m) which provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to a covered employee if the remuneration paid to the employee exceeds $1.0 million for the applicable taxable year, unless certain conditions are met. Currently, remuneration is not expected to exceed the $1.0 million base for any employee. Therefore, compensation should not be affected by the qualifying compensation regulations.

         The foregoing report has been respectfully furnished by the members of the Compensation Committee, being:


                                 Barry M. Dorsey
                                 Rick A. McNelly
                               H. Grant Stephenson

                                PERFORMANCE GRAPH

                      COMPARISON OF CUMULATIVE TOTAL RETURN
          AMONG THE CORPORATION, THE NASDAQ STOCK MARKET - U.S. INDEX,
                  THE SNL $500M -$1B BANK ASSET-SIZE INDEX AND
                    THE SNL $250M-$500M BANK ASSET-SIZE INDEX

         The following Performance Graph compares the performance of the Corporation with that of the Nasdaq Stock Market - U.S. Index, the SNL $500M-$1BM Bank Asset-Size Index and the SNL $250M-$500M Bank Asset-Size Index, each of which are published industry indices. The comparison of the cumulative total return to shareholders for each of the periods assumes that $100 was invested on October 11, 1995 (the effective date the Corporation's Common Stock was registered under the Securities and Exchange Act of 1934, as amended), in the Common Stock of the Corporation, and in the Nasdaq Stock Market - U.S. Index, the SNL $500M-$1BM Bank Asset-Size Index and the SNL $250M-$500M Bank Asset-Size Index and that all dividends were reinvested.

         Both the SNL $500M-$1B Bank Asset-Size Index and the SNL $250M-$500M Bank Asset-Size Index are included in the performance graphs in recognition that the Corporation had total assets of $600.1 million at December 31, 1999, as compared to $430.0 million in non-restated assets at December 31, 1998.

                                                 [PERFORMANCE GRAPH]

                                                                        PERIOD ENDING
                                          --------------------------------------------------------------------------
INDEX                                     10/12/95     12/31/95     12/31/96     12/31/97      12/31/98     12/31/99
--------------------------------------------------------------------------------------------------------------------
Oak Hill Financial, Inc.                   100.00        90.24       129.71       222.55        231.08       191.86
NASDAQ - Total US*                         100.00       103.99       127.94       156.77        220.91       399.09
SNL $500M-$1B Bank Asset-Size Index        100.00       107.03       133.80       217.51        213.86       197.97
SNL $250M-$500M Bank Asset-Size Index      100.00       104.62       135.85       234.96        210.42       195.76

         CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Currently, Messrs. Dorsey, McNelly and Stephenson, who are not employees of the Corporation, are members of the Stock Option and Compensation Committee.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

         Some of the officers and directors of the Corporation and the companies with which they are associated were customers of the Bank. The loans to such officers and directors (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest and nature of collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features.

         The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with directors, officers, principal shareholders, and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.

MISCELLANEOUS

         H. Grant Stephenson, a director of the Corporation, is a partner in the law firm of Porter, Wright, Morris & Arthur, which provides legal services to the Corporation. C. Clayton Johnson, a director of the Corporation, is a partner in the law firm of C. Clayton Johnson Co., L.P.A., which provides legal services to the Corporation.


          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and greater than 10% shareholders, to file reports of ownership and changes in ownership of the Corporation's securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to the Corporation.

         Based solely on the Corporation's review of the copies of such reports, the Corporation believes that all its officers, directors, and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1999.


                         AMENDMENTS TO THE CORPORATION'S
                             1995 STOCK OPTION PLAN

         The Board of Directors has approved an amendment to the Corporation's 1995 Stock Option Plan (the "Plan"), subject to approval of the amendment by the shareholders at the Annual Meeting to increase the number of common shares available for issuance under the Plan from 800,000 to 1,200,000 shares. Approval of this amendment requires the affirmative vote of the holders of a majority of the shares of the Corporation's common stock represented at the Annual Meeting. The following summary does not purport to be complete and is qualified in its entirety by the terms of the Amended and Restated 1995 Stock Option Plan.

         The Plan was adopted by the Board of Directors and approved by the shareholders of the Corporation on August 8, 1995. The Plan was first amended by the Board of Directors on March 11, 1997, and such amendment was approved by the Corporation's shareholders on April 29, 1997. The Plan was amended again by the Board of Directors on February 9, 1999, and such amendment was approved by the Corporation's shareholders on April 27, 1999. The current amendment, increasing the number of shares of the Corporation's Common Stock issuable under the Plan, was adopted by the Corporation's Board of Directors on February 8, 2000. The Plan is designed to attract, retain and motivate key employees through stock ownership. The Plan provides for the grant of options to purchase up to an aggregate of 800,000 shares of the common stock of the Corporation. The proposed amendment to the Plan would increase the number of shares of the Corporation's common stock subject to the Plan from 800,000 shares to 1,200,000 shares. The options may either meet the requirements of Section 422 of the Internal Revenue Code ("Incentive Options") or not meet such requirements ("Non-Statutory Options"). Key employees, officers and directors of the Corporation and consultants and advisers who render services to the Corporation are eligible to receive options under the Plan.

ADMINISTRATION OF THE 1995 STOCK OPTION PLAN

         The 1995 Stock Option Plan provides for the grant of options to key associates, officers, directors, consultants and advisers who render services to the Corporation. The options may be either Incentive Options or Non-Statutory Options. The 1995 Stock Option Plan is administered by the Board of Directors of the Corporation, which may, and has, delegated all of its powers under the 1995 Stock Option Plan to the Stock Option and Compensation Committee of the Board of Directors (the "Committee"), which is authorized to determine to whom and at what time the stock options may be granted, the designation of the option as either Incentive Options or Non-Statutory Options, the per share exercise price, the duration of each option, the number of shares subject to each option, any restrictions on such shares, the rate and manner of exercise and the timing and form of payment.

         An Incentive Option may not have an exercise price less than the fair market value of the common stock on the date of grant or an exercise period that exceeds ten years from the date of grant, and is subject to certain other limitations which allow the option holder to qualify for favorable tax treatment. None of these restrictions apply to the grant of Non-Statutory Options, which may have an exercise price less than the fair market value of the underlying common stock on the date of grant and may be exercisable for an indeterminate period of time. The Committee also has the discretion under the Plan to make cash grants to option holders that are intended to offset a portion of the taxes payable upon exercise of Non-Statutory Options or on certain dispositions of shares acquired under Incentive Options.

         The exercise price of the option may be paid in cash or, with the consent of the Committee, (i) with previously acquired shares of common stock valued at their fair market value on the date they are tendered, (ii) by delivery of a full recourse promissory note, the terms and conditions of which will be determined by the Committee, or (iii) by delivery of written instructions to forward the notice of exercise to a broker or dealer and to deliver to a specified account a certificate for the shares purchased upon exercise of the option and a copy of irrevocable instructions to the broker or dealer to deliver the purchase price of the shares to the Corporation.

TRANSFERABILITY

         An option is not transferable except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the optionee only by the optionee or by the optionee's guardian or legal representative. Notwithstanding the foregoing, an optionee may transfer a Non-Statutory Option either (a) to members of his or her immediate family (as defined in Rule 16a-1 promulgated under the 1934 Act), to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners , or (b) if such transfer is approved by the Committee. Non-Statutory Options held by such transferees are subject to the same terms and conditions that applied to such Non-Statutory Options immediately prior to transfer.

TERMINATION OF OPTIONS

         Unless the option expires earlier by its terms, any Stock Option granted under the Plan will terminate automatically (i) on the date of an employee's termination of employment with the Corporation (other than by reason of death or disability or if termination is without cause), and (ii) for options granted before December 14, 1999, three months after the date of termination by reason of the employee's death or disability or if the termination was without cause. For options granted on or after December 14, 1999, the period extends to three years after the date of termination if termination is without cause. Options not yet exercisable as of the date of a change in control of the Corporation will become exercisable immediately as of such date.

TERM OF THE 1995 STOCK OPTION PLAN

         The Plan terminates on December 21, 2005, unless earlier terminated by the Board of Directors.

1995 STOCK OPTION PLAN TABLE

         As of February 25, 2000, options to purchase an aggregate of 674,601 shares of the Corporation's common stock had been granted pursuant to the Plan, options to purchase 63,700 shares had been exercised or forfeited, options to purchase 610,901 shares remained outstanding, and only 125,399 shares remained available for future grant. As of February 25, 2000, the market value of all shares of the Corporation's common stock subject to outstanding options under the Plan was approximately $8,499,145.13 (based upon the closing sale price of the Corporation's common stock as reported on the Nasdaq National Market on February 25, 2000, of $13.875 per share). During the 1999 fiscal year, options covering 172,875 shares of the Corporation's common stock were granted to employees of the Corporation under the Plan. Shares underlying presently exercisable, but unexercised, options will constitute outstanding shares of the Corporation's common stock for purposes of calculating the Corporation's net income per share on a fully-diluted basis. The market value of the 1,200,000 shares of the Corporation's common stock to be subject to the Plan was approximately $16,650,000 as of February 25, 2000.

         As of February 25, 2000, the following current directors and executive officers named in the Corporation's Proxy Statement had been granted options under the Plan as follows:

                                                   NUMBER OF OPTIONS           AVERAGE EXERCISE PRICE
                                                   -----------------           ----------------------
           NAME                                         GRANTED                      PER SHARE
           ----                                         -------                      ---------
  Evan E. Davis                                          35,875                        $14.34

  John D. Kidd                                           35,875                        $14.34

  Richard P. LeGrand                                     34,625                        $14.59

  H. Tim Bichsel                                         26,250                        $14.16

  David G. Ratz                                          31,750                        $13.37

  D. Bruce Knox                                          34,375                        $15.97

  Ralph E. Coffman, Jr.                                  30,250                        $14.27

  Ronald J. Copher                                       17,750                        $17.76

  Barry M. Dorsey                                        12,250                        $15.43

  C. Clayton Johnson                                      9,750                        $17.31

  Rick A. McNelly                                        12,250                        $15.43

  Donald R. Seigneur                                     12,250                        $15.43

  H. Grant Stephenson                                    12,250                        $15.43

  Executive Group                                       246,750                        $14.69

  Non-Executive Director Group                           58,750                        $15.74

  Non-Executive Officer Employee Group                  369,101                        $12.97

         Since adoption of the Plan: all current executive officers, as a group, have been granted options under the Plan covering 246,750 shares of the Corporation's common stock which represents approximately 36.6% of the total number of options granted pursuant to the Plan; and all current employees, excluding executive officers, as a group, have been granted options under the Plan covering 369,101 shares of the Corporation's common stock which represents approximately 54.7% of the total number of options granted pursuant to the Plan.

FEDERAL INCOME TAX CONSEQUENCES

         The 1995 Stock Option Plan permits the granting of Incentive Options as well as Non-Statutory Options. Generally, no income is recognized when either type of option is granted to the option holder, but the subsequent tax treatment differs widely.

         Non-Statutory Options. Upon the exercise of a Non-Statutory Option, the excess of the fair market value of the shares on the date of exercise over the option price is regular taxable income to the option holder at the time of the exercise. The tax basis for the shares purchased is their fair market value on the date of exercise. Any gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as capital gain or loss, respectively, with the character of the gain or loss (short-term or long-term) depending upon how long the shares were held since exercise.

         Incentive Options. Generally, no regular taxable income is recognized upon the exercise of Incentive Options. The tax basis of the shares acquired will be the exercise price. In order to receive this favorable treatment, shares acquired pursuant to the exercise of Incentive Options may not be disposed of within two years after the date the option was granted, nor within one year after the exercise date (the "Holding Periods"). If the shares are sold before the end of the Holding Periods, the amount of that gain which equals the lesser of the difference between the fair market value on the exercise date and the option price or the difference between the sale price and the option price is taxed as ordinary income and the balance, if any, as short-term or long-term capital gain, depending upon how long the shares were held. If the Holding Periods are met, all gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as a long-term capital gain or loss.

         Alternative Minimum Tax. For purposes of determining the option holder's alternative minimum taxable income subject to the alternative minimum tax, the exercise of Incentive Options by an option holder will result in the recognition of taxable income at the time of the exercise of the option in an amount equal to the excess of the fair market value of the shares on the exercise date over the option price. The alternative minimum tax is paid only to the extent it exceeds an individual's regular tax. It is imposed at a rate of 26% on the first $175,000 of alternative minimum taxable income in excess of the applicable exemption amount and at a rate of 28% for any alternative minimum taxable income over that amount. The exemption amount is phased out for higher income taxpayers.

         Exercise with Previously-Owned Shares. All options granted under the 1995 Stock Option Plan may be exercised with payment either in cash or, if authorized in advance by the Committee, in previously-owned shares of the Corporation Common Stock at their then fair market value, or in a combination of both. When previously-owned shares (the "Old Shares") are used to purchase shares (the "New Shares") upon the exercise of Incentive Options or Non-Statutory Options, no gain or loss is recognized by the option holder to the extent that the total value of the Old Shares surrendered does not exceed the total value of all of the New Shares received. If, as would almost always be the case, the value of the New Shares exceeds the value of the Old Shares, the excess amount is not regular taxable income to the option holder, if the option exercised is an Incentive Option and the Holding Periods discussed above are met for the Old Shares at the time of exercise. The New Shares would also be subject to the Holding Periods discussed above. On the other hand, if the option exercised is a Non-Statutory Option, the excess amount is taxable as ordinary income.

         The Corporation Deduction. No tax deduction is available to the Corporation in connection with the exercise of Incentive Options if the Holding Periods discussed above are met. The Corporation, however, is entitled to a tax deduction in connection with the exercise of Incentive Options if the Holding Periods discussed above are not met, in an amount equal to the ordinary income recognized by the option holder (conditioned upon proper reporting and tax withholding and subject to possible deduction limitations). The Corporation is entitled to a tax deduction in connection with a Non-Statutory Stock Option equal to the compensation income recognized by the option holder upon the exercise date (conditioned upon proper reporting and tax withholding and subject to possible deduction limitations).

         Capital Gains Taxation. Capital gains recognized by option holders generally will be subject to a maximum federal income tax rate of 20%, provided the shares sold or exchanged are held for more than twelve months. If the shares are held for less than twelve months, then the capital gains recognized by option holders may be taxed at ordinary income tax rates.

         Section 162(m). Section 162(m) of the Code does not permit the Corporation to deduct non-performance-based compensation in excess of $1,000,000 per year paid to certain covered officers. The Corporation believes that compensation paid pursuant to the 1995 Stock Option Plan should qualify as performance-based compensation and, therefore, Section 162(m) should not cause the Corporation to be denied a deduction for compensation paid to certain covered officers pursuant to the 1995 Stock Option Plan.

         The purposes of the Plan are to promote the growth and profitability of the Corporation by increasing the opportunity for key employees to personally participate as equity owners in the financial success of the Corporation and to assist the Corporation in attracting and retaining highly qualified employees. The Board of Directors believes that, in order to accomplish these purposes, the Plan should be amended to increase the number of shares available for issuance. The affirmative vote of the holders of a majority of the common shares of the Corporation present and entitled to vote at the meeting is required to approve the amendment to the Plan. The persons appointed as proxies will vote FOR approval, unless otherwise directed. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1995 STOCK OPTION PLAN.


                       APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Grant Thornton LLP, as the independent auditors for the Corporation and its subsidiaries for the fiscal year ending December 31, 2000. Although not required, the Board of Directors is submitting its selection to the shareholders of the Corporation for ratification. Grant Thornton LLP has served as independent public auditors for the Corporation and its subsidiaries during the past year. The Board of Directors believes that the reappointment of Grant Thornton LLP for the fiscal year ending December 31, 2000, is appropriate because of the firm's reputation, qualifications, and experience. The Board of Directors will reconsider the appointment of Grant Thornton LLP if its selection is not ratified by the shareholders.

         Management expects that representatives of Grant Thornton LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         The affirmative vote of a majority of the votes entitled to be cast by the holders of the Corporation's common stock present in person or represented by proxy at the Annual Meeting is required for ratification.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE PROPOSAL.


                              SHAREHOLDER PROPOSALS

         If an eligible shareholder wishes to present a proposal for action at the next Annual Meeting of the Corporation to be held in 2001, it shall be presented to management by certified mail, written receipt requested, not later than November 15, 2000, for inclusion in the corporation's Proxy Statement and form of Proxy relating to that meeting. Any such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). Proposals should be sent to Oak Hill Financial Inc., Attention: David G. Ratz, Chief Administrative Officer, 14621 State Route 93, Jackson, Ohio 45640. Any shareholder proposal submitted outside the processes of Rule 14a-8 under the 1934 Act for presentation to the

Corporation's 2000 Annual Meeting of Shareholders will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Corporation after February 10, 2001.


                                  ANNUAL REPORT

         The Corporation's Annual Report for the year ended December 31, 1999, is being mailed to each shareholder with this Proxy Statement.

         The Corporation files annually with the Securities and Exchange Commission an annual report on Form 10-K. This report includes financial statements and schedules thereto. A SHAREHOLDER OF THE CORPORATION MAY OBTAIN A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, WITHOUT CHARGE BY SUBMITTING A WRITTEN REQUEST THEREFOR TO THE FOLLOWING ADDRESS:


                          Oak Hill Financial Inc.,
                          Attention:  David G. Ratz,
                          14621 State Route 93,
                          Jackson, Ohio 45640.


                                 OTHER MATTERS

         Management and the Board of Directors of the Corporation know of no business to be brought before the Annual Meeting other than as set forth in this Proxy Statement. However, if any matters other than those referred to in this Proxy Statement should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy on such matters in accordance with their best judgment.

                                    EXPENSES

         The expense of proxy solicitation will be borne by the Corporation. Proxies will be solicited by mail and may be solicited, for no additional compensation, by some of the officers, directors and employees of the Corporation or its subsidiaries, by telephone, telegraph or in person. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of shares of the Corporation and will be reimbursed for their related expenses.

REVOCABLE PROXY
                            OAK HILL FINANCIAL, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 25, 2000

The undersigned hereby appoints H. Tim Bichsel and Gail Bobst with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting"), to be held on April 25, 2000 at the Ohio State University Extension South District Office, 17 Standpipe Road, Jackson, Ohio at 1:00 p.m., local time, and at any adjournments thereof, as follows:

I.       The election as directors of all nominees listed below:
         [ ] FOR ALL   [ ] WITHHOLD AUTHORITY  [ ] FOR ALL EXCEPT*
         *INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

               Barry M. Dorsey, Ed.D.               Rick A. McNelly
               Donald R. Seigneur                   H. Grant Stephenson

II. To consider and act upon a proposed amendment to the Corporation's 1995 Stock Option Plan to increase the number of shares of the Corporation's Common Stock issuable upon exercise of stock options under the Corporation's 1995 Stock Option Plan from 800,000 to 1,200,000 shares.

                [ ] FOR            [ ] AGAINST           [ ] ABSTAIN

III. The ratification of the appointment of Grant Thornton LLP as auditors of the Corporation for the fiscal year ending December 31, 2000

                [ ] FOR            [ ] AGAINST           [ ] ABSTAIN

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

      The Board of Directors recommends a vote "FOR" the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Should the undersigned be present to vote at the Meeting or at any adjournment thereof, and after notification to the Secretary of the Corporation at the Meeting of the shareholder's decision to terminate this Proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Corporation, prior to the execution of this Proxy, of Notice of the Annual Meeting, a Proxy Statement dated March 31, 2000, and the Corporation's Annual Report to Shareholders for the fiscal year ended December 31, 2000.

                                      Dated:
                                            ------------------------------------



                                      ------------------------------------------
                                      Signature              Signature


                                      Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.